Exhibit 3.301

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

FIRST.    The name of the limited liability company is

Robin Media Group, LLC

SECOND. The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

THIRD. The duration of the company shall be perpetual.

FOURTH. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

FIFTH. This effective date and time of this Certificate shall be December 31, 2015 at 7:00 p.m. Eastern Time.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 22nd day of December, 2015

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Authorized Person

CERTIFICATE OF MERGER OF

RMG TRANSFERS III, LLC

WITH AND INTO

ROBIN MEDIA GROUP, LLC

To the Secretary of State

State of Delaware

The undersigned, Robin Media Group, LLC, a Delaware limited liability company, does hereby certify:

FIRST. That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

NAME	JURISDICTION OF FORMATION OR ORGANIZATION
Robin Media Group, LLC	Delaware
RMG Transfers III, LLC	Delaware

SECOND. That an agreement and plan of merger among the constituent entities has been approved and executed by each of the constituent entities in accordance with the requirements of Section 18-209 of the Delaware Limited Liability Company Act.

THIRD. That the name of the surviving entity of the merger is Robin Media Group, LLC (the “Surviving Entity”), and the name of the limited liability company being merged into the Surviving Entity is RMG Transfers III, LLC.

FOURTH. That the certificate of formation of the Surviving Entity as in effect upon the merger shall be its certificate of formation.

FIFTH. That the executed agreement and plan of merger is on file at the principal place of business of the Surviving Entity located at 12405 Powerscourt Drive, St. Louis, Missouri 63131.

SIXTH. That a copy of the agreement and plan of merger will be furnished by the Surviving Entity, on request and without cost, to any member of, or any person holding an interest in, any constituent entity of the merger.

SEVENTH. That this Certificate of Merger shall become effective at 12:01 a.m. on January 1, 2016.

IN WITNESS WHEREOF, Robin Media Group, LLC, the Surviving Entity, has caused this Certificate of Merger to be executed by an authorized person on its behalf the 31st day of December, 2015.

ROBIN MEDIA GROUP, LLC
By:	Charter Communications, Inc., its Manager

By:	/s/ Thomas M. Degnan
Name:	Thomas M. Degnan
Title:	Senior Vice President – Finance and Corporate Treasurer